Exhibit 99.1

Amneal Acquires Saol Therapeutics’ Baclofen Franchise

-     Expands Amneal’s Neurology Presence into Spasticity

January 5, 2022

BRIDGEWATER, N.J. and ROSWELL, GA —(BUSINESSWIRE)— Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal”) and Saol Therapeutics, a private specialty pharmaceutical company (“Saol”), today announced a definitive agreement under which Amneal will acquire Saol’s Baclofen franchise, including Lioresal® and LYVISPAHTM as well as a pipeline product under development. The acquisition expands Amneal’s commercial institutional and specialty portfolio in neurology while adding commercial infrastructure in advance of its entry into the biosimilar institutional market. The transaction is expected to be accretive to Amneal’s adjusted EBITDA and adjusted earnings per share results for 2022.

Lioresal® is an intrathecal baclofen product delivered through an implantable intrathecal pump for use in the management of severe spasticity of cerebral or spinal origin for the institutional market. It has approximately $25 million in annual net revenue. LYVISPAHTM is a baclofen oral granules (5, 10 and 20 mg) specialty product recently approved by the U.S. Food and Drug Administration (FDA) for the treatment of spasticity. The product is expected to launch in 2022 leveraging Amneal’s neurology commercial team. Together, Amneal expects these two products to generate between $40 and $50 million in combined annual net revenues by 2025.

As part of the transaction, Amneal is adding Soal’s experienced institutional commercial team for Lioresal® that can be utilized to support future product launches, including three oncology biosimilar products, filgrastim (biosimilar for Neupogen®), pegfilgrastim (biosimilar for Neulasta®) and bevacizumab (biosimilar for Avastin®). Amneal expects to launch all three biosimilars in 2022, subject to approval by FDA.

“This acquisition is highly aligned with Amneal’s long-term growth strategy adding to our specialty and biosimilars businesses. In specialty, we see LYVISPAHTM fitting well with our neurology portfolio and pipeline. In addition, Lioresal® is a durable product with a long-established presence in the institutional market that we look to leverage as we prepare to commercialize our biosimilars in 2022 and beyond,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

“For over 5 years, the Saol team has worked to reinvigorate the Lioresal® brand and develop new treatment options, like LYVISPAHTM, for patients struggling with spasticity. We are excited to see these products find their new home at Amneal along with many of our team members that have been critical to our success,” said David Penake, CEO of Saol Therapeutics.

Baclofen is a skeletal muscle relaxant used to treat muscle spasms caused by spinal cord injury, multiple sclerosis, and other conditions. It was first approved by the FDA in 1977. Important Safety Information includes a boxed warning on abrupt discontinuation, which can result in sequalae and in rare cases, has advanced to multiple organ-system failure and death. Reported adverse drug reaction includes convulsion, hypotension, hypotonia, somnolence, dizziness, nausea and headache. Animal data indicates it may cause fetal harm.

See Package Insert (PI) for full prescribing information including boxed warning and complete safety information:

Lioresal®: https://lioresal.com/wp-content/uploads/2019/03/Lioresal-PI-01-2019.pdf

LYVISPAHTM: https://lyvispah.com/content/uploads/2021/11/LYVISPAH-USPI-NOVEMBER-2021-FDA-approved.pdf

Terms of the Transaction

Under the terms of the transaction, Amneal will pay approximately $83.5 million of cash at close, and certain royalties (low double-digits) based on annual net sales for certain acquired products. The transaction will be financed with cash on hand and is expected to close in the first quarter of 2022, subject to the satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act.

Advisors

Morgan Lewis & Bockius LLP served as legal counsel to Amneal. SVB Leerink served as exclusive financial advisor and Mayer Brown LLP served as legal counsel to Saol Therapeutics.

About Amneal Pharmaceuticals, Inc.

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated essential medicines company. We make healthy possible through the development, manufacturing, and distribution of generic and specialty pharmaceuticals, primarily within the United States. The Company has a diverse portfolio of approximately 250 products in its Generics segment and is expanding across a broad range of complex products and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceutical products focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more, please visit www.amneal.com.

About Saol Therapeutics

Saol Therapeutics (pronounced “Sail”) is a privately held, biopharmaceutical company with operations in Roswell, GA, Dublin, Ireland and Hamilton, Bermuda. Saol is focused on commercial and clinical development activity in central nervous system disorders such as spasticity, pain management, and orphan diseases. Saol has a robust pipeline of novel, mid-to-late stage development programs in osteoarthritis, focal spasticity and pyruvate dehydrogenase complex deficiency (PDCD). For more information, visit www.saolrx.com.

Cautionary Statement on Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; whether and when the required regulatory approvals will be obtained; whether and when the other closing conditions will be satisfied and whether and when the transaction will close; whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction; how customers, competitors, suppliers and employees will react to the acquisition; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify, make and integrate acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the impact of severe weather; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Contact

Anthony DiMeo

Senior Director, Investor Relations

anthony.dimeo@amneal.com